Exhibit 99.2



[GRAPHIC OMITTED]
                                        RE: LEXINGTON CORPORATE PROPERTIES TRUST
                                                                  ONE PENN PLAZA
                                                                      SUITE 4015
                                                              NEW YORK, NY 10119
FOR FURTHER INFORMATION:

AT THE COMPANY:                          AT FINANCIAL RELATIONS BOARD:
T. Wilson Eglin                          Diane Hettwer           Tim Grace
Chief Executive Officer                  Analyst Inquiries       Media Inquiries
(212) 692-7200                           (312) 640-6760          (312) 640-6667



FOR IMMEDIATE RELEASE
MONDAY, FEBRUARY 28, 2005

                      LEXINGTON CORPORATE PROPERTIES TRUST
                     ANNOUNCES $786.0 MILLION ACQUISITION OF
                      TWENTY-SEVEN PROPERTY PORTFOLIO FROM
                             WELLS REAL ESTATE FUNDS

New  York,  NY -  February  28,  2005 -  Lexington  Corporate  Properties  Trust
(NYSE:LXP) ("Lexington"), a real estate investment trust, today announced that it has entered into a definitive agreement to purchase twenty-four office buildings, one industrial facility, one office/R & D facility and one office/warehouse property (the "Properties") from affiliates of Wells Real Estate Investment Trust, Inc. and Wells-affiliated joint venture partners The office buildings contain 3.8 million square feet and the remaining three properties contain 1.3 million square feet, and are predominantly leased to single tenants in fourteen states. The purchase price equals $786.0 million ($155 psf). A detailed list of the Properties is attached to this press release. The transaction is expected to close by the end of April, 2005, and is subject to standard closing conditions.

E. Robert Roskind, Lexington's Chairman, commented, "This acquisition fits our strategy very well and the timing is great. It is rare to have the opportunity to acquire such a portfolio at any time, but this is especially good timing for us considering the favorable financing environment and the significant range of capital resources available to Lexington to fund an acquisition of this size."

Financing Of The Acquisition

To finance the acquisition, Lexington has arranged to obtain $558.3 million of non-recourse first mortgage loans (the "Loans") from JPMorgan Chase Bank, N.A., secured by individual first mortgages on each of the Properties and on five other properties which Lexington presently owns free and clear. Thirty-one Loans, with an aggregate original principal amount of $540.7 million,


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will bear  interest at a weighted  average  fixed rate of 5.20%.  The  remaining
Loan, with an original principal amount of $17.6 million, will bear interest at a floating rate. The Loans will mature in six to ten years with a weighted average maturity of approximately eight years, three months. The balance of the purchase price is expected to come from equity commitments of existing joint venture partners (approximately $73.7 million) and cash balances (approximately $154.1 million). The Loans are subject to final documentation and standard closing conditions.

Accretive Acquisition Of Office And Industrial Assets

Richard J. Rouse, Lexington's Vice Chairman and Chief Investment Officer, said, "We are very pleased to announce this agreement to acquire a high quality portfolio that complements our nationwide single-tenant office and industrial platform and provides us with further portfolio diversification. We believe that this is a highly accretive use of the capital we raised in December, 2004 from our Series C Convertible Preferred Offering."

T. Wilson Eglin, Lexington's Chief Executive Officer, added, "The favorable financing that we have arranged underscores the strength of this portfolio. Assuming the transaction closes within the planned time frame, we are increasing our guidance of funds from operations this year by $0.10 per share to a range of $1.95 - $2.00 per share. This would result in a more conservative dividend payout ratio. This conservative payout ratio will allow Lexington to retain additional capital to fund growth and pay down debt."

Transaction Highlights

    >>  Lexington   substantially  exceeds  previously  forecasted   acquisition
        activity for 2005 with favorable earnings impact;

    >> Increases Lexington's total assets under management to approximately $3.8 billion;

    >> Deployment of cash balances ahead of schedule enhances return on equity and funds from operations; and

    >>  Enhanced portfolio diversification and balanced lease rollover.

About Lexington

Lexington is a real estate investment trust that owns and manages office, industrial and retail properties net-leased to major corporations throughout the United States and provides investment advisory and asset management services to investors in the net lease area. Lexington common shares closed Monday, February 28, 2005 at $22.02 per share. Lexington pays an annualized dividend of $1.44 per share. Additional information about Lexington is available at www.lxp.com

Lexington believes that funds from operations ("FFO") enhances an investor's understanding of Lexington's financial condition, results of operations and cash flows. Lexington believes that FFO is an appropriate, but limited, measure of the performance of an equity REIT. FFO is defined in the April 2002 "White Paper" issued by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") as "net income (or loss) computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from sales of


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property,   plus  real  estate   depreciation  and  amortization  and  after
adjustments for unconsolidated partnerships and joint ventures." FFO should not be considered an alternative to net income as an indicator of operating performance or to cash flows from operating activities as determined in accordance with GAAP, or as a measure of liquidity to other consolidated income or cash flow statement data as determined in accordance with GAAP.

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, (i) supply and demand for properties in our current and proposed market areas, and (ii) those other factors and risks detailed in Lexington's periodic filings with the Securities and Exchange Commission. Forward-looking statements, which are based on certain assumptions and describe Lexington's future plans, strategies and expectations, are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "estimates," "projects" or similar expressions. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.




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                      Lexington Corporate Properties Trust
                        Wells Portfolio Property Summary

--------------------------------------------------------------------------------------------------------------
                                                                                                       Year
                                                             Est. 1st Yr.   Lease       Square     Constructed/
Property Location             Tenants or Guarantors          NOI ($000)     Exps.       Footage     Renovated
--------------------------------------------------------------------------------------------------------------
Office
------
275 South Valencia Ave.       Bank of America                $    7,574     06/12        637,503       1983
Los Angeles, CA

6303 Barfield Road &          Internet Security Systems,          5,398     05/13        289,000       2001
859 Mount Vernon Hwy.         Inc.                                                                     2003
Atlanta, GA1

8900 Freeport Pkwy.           Nissan North America, Inc.          4,427     03/13        268,445       2002
Dallas, TX

601 & 701 Experian Pkwy.      TRW Inc./Experian                   3,579     10/10        292,700       1981
Dallas, TX                    Information Solutions, Inc.                                              1983

110, 120, & 130 E. Shore Dr.  Capital One Services, Inc.          2,800     03/10         68,500       2000
Richmond, VA2                                                               05/06         77,045       1998
                                                                            02/10         79,675       2000

2050 Roanoke Road             Chrysler Financial Company          2,390     12/11        130,290       2001
Ft. Worth, TX                 LLC

27404 Drake Road              Dana Corporation                    2,331     10/21        112,480       1999
Farmington Hills, MI

1311 Broadfield Blvd.         Transocean, Inc.                    2,233     03/11        103,260       2000
Houston, TX                   Newpark Resources, Inc.                       08/09         52,731

810-820 Gears Road            IKON Office Solutions, Inc.         2,211     01/13        157,790       2000
Houston, TX

200 Lucent Lane               Lucent Technologies, Inc.           1,996     09/11        120,000       1999
Raleigh, NC

8555 South River Pkwy.        ASM Lithography Holding NV          1,939     06/13         95,133       1998
Tempe, AZ

10475 Crosspoint Blvd.        John Wiley & Sons, Inc.             1,825     10/09        123,674       1999
Fishers, IN                   Robert Half International                     04/05          2,960
                              United Student Aid Fund                       07/05         14,413

3201 Quail Springs Pkwy.      AT&T Wireless Services, Inc.        1,656     08/10        103,500       1999
Oklahoma City, OK             Jordan Associates, Inc.                       12/08         25,000

16676 Northcase Dr.           Kerr-McGee Corporation              1,545     07/14        101,111       2003
Houston, TX

6200 Northwest Pkwy.          PacifiCare Health Systems,          1,528     11/10        142,500       2000
San Antonio, TX               Inc.

2550 Interstate Dr.           AT&T Wireless Services, Inc.        1,412     11/08         81,859       1998
Harrisburg, PA










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                      Lexington Corporate Properties Trust
                        Wells Portfolio Property Summary

------------------------------------------------------------------------------------------------------------------
                                                                                                        Year
Property Location            Tenants or Guarantors          Est. 1st Year     Lease       Square     Constructed/
                                                             NOI ($000)       Exps.       Footage     Renovated
------------------------------------------------------------------------------------------------------------------
15501 North Dial Blvd.       The Dial Corporation                 1,388       08/08        129,689       1998
Phoenix, AZ

2310 Village Square Pkwy.    AmeriCredit Corporation              1,330       06/11         85,000       2001
Jacksonville, FL

4848 129th East Ave.         Metris Companies, Inc.               1,307       01/10        101,100       2000
Tulsa, OK

4000 Johns Creek Pkwy.       Kraft Foods North America, Inc.      1,214       01/12         73,264       2001
Atlanta, GA                  PerkinElmer Instruments LLC                      11/16         13,955

2800 Waterford Lake Dr.      Alstom Power, Inc.                   1,175       10/14         99,057       2000
Richmond, VA

3940 South Teller St.        Travelers Express Company,           1,091       03/12         68,165       2002
Lakewood, CO                 Inc.

5757 Decatur Blvd.           Allstate Insurance Company           1,075       08/12         84,200       2002
Indianapolis, IN             Holladay Property Services                       09/06          5,756
                             Midwest Inc.

12600 Gateway Blvd.          Gartner, Inc.                          981       01/13         62,400       1997
Ft. Meyers, FL

                             -----------------------------------------------------------------------
                             Subtotal - Office               $   54,405                  3,802,155
                             -----------------------------------------------------------------------

Industrial
----------

3820 Micro Drive             Ingram Micro Inc.               $    2,035       09/11        701,819       1997
Memphis, TN

Office/R & D

6938 Elm Valley Dr.          Dana Corporation                     1,843       10/21        150,945       1999
Kalamazoo, MI

Warehouse/Office
----------------

3600 Army Post Rd.           Electronic Data Systems              2,605       04/12        405,000       2002
Des Moines, IA               Corp.

                             -----------------------------------------------------------------------
                             Grand Total                   $     60,888                  5,059,919
                             -----------------------------------------------------------------------


1 Three buildings - buildings one and two were constructed in 2001, and building three was constructed in 2003.
2   Three buildings.


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